   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 21, 2000
                                                      REGISTRATION NO. 333-46368
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       ON

                                    FORM S-8
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                              WHITMAN CORPORATION
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                      13-6167838
       (State or other jurisdiction of                        (I.R.S. Employer
        incorporation or organization)                      Identification No.)

             3501 ALGONQUIN ROAD
          ROLLING MEADOWS, ILLINOIS                                60008
   (Address of principal executive offices)                      (Zip Code)

                   PEPSIAMERICAS, INC. 1999 STOCK OPTION PLAN
      PEPSI-COLA PUERTO RICO BOTTLING COMPANY QUALIFIED STOCK OPTION PLAN PEPSI-COLA PUERTO RICO BOTTLING COMPANY NON-QUALIFIED STOCK OPTION PLAN
         PEPSI-COLA PUERTO RICO BOTTLING COMPANY STOCK OPTION AGREEMENT
                           (Full titles of the plans)

                               STEVEN R. ANDREWS
              SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                              WHITMAN CORPORATION
                              3501 ALGONQUIN ROAD
                        ROLLING MEADOWS, ILLINOIS 60008
                                 (312) 818-5000
                     (Name, address, and telephone number,
                   including area code, of agent for service)

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

                             INTRODUCTORY STATEMENT

     Whitman Corporation., a Delaware corporation (the "Company"), hereby amends its Registration Statement on Form S-4 (Registration No. 333-46368) by filing this Post-Effective Amendment No. 1 on Form S-8.

     On November 30, 2000, PepsiAmericas, Inc., a Delaware corporation ("PepsiAmericas"), became a wholly-owned subsidiary of the Company upon consummation of the merger (the "Merger") contemplated by the Agreement and Plan of Merger dated as of August 18, 2000 (the "Merger Agreement") among the Company, a wholly-owned subsidiary of the Company and PepsiAmericas.

     By virtue of the Merger, each option to purchase shares of PepsiAmericas common stock outstanding immediately prior to the effective time of the Merger (the "Effective Time") was converted into an option to purchase that number of shares of the Company's common stock ("Common Stock"), together with the associated preferred stock purchase rights of the Company ("Rights"), equal to the number of shares of PepsiAmericas common stock which could have been purchased upon exercise of the option immediately prior to the Effective Time multiplied by .2773 (the "Exchange Ratio"), rounded up to the nearest whole number of shares, at an exercise price per share equal to the exercise price per share subject to such option immediately prior to the Effective Time divided by the Exchange Ratio, rounded down to the nearest whole cent. The other terms and conditions of the options will continue to apply in accordance with the plans or agreements under which they were originally issued.

     This Post-Effective Amendment relates to the offer and sale after the Effective Time of Common Stock and the associated Rights in connection with the stock options described above.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by the Company (Commission file number 001-15019) are incorporated herein by reference:

          (a) the Company's Annual Report on Form 10-K for the fiscal year ended January 1, 2000;

          (b) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 1, July 1 and September 30, 2000;

          (c) the Company's Current Reports on Form 8-K filed with the Commission on August 23 and December 1, 2000; and

          (d) the description of the Common Stock and the description of the Rights, each as contained in registration statements filed by the Company to register the Common Stock and the Rights under the Exchange Act, including any amendments or reports filed for the purpose of updating either of those descriptions.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this post-effective amendment and prior to the filing of a subsequent post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents").

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the shares of Common Stock and the associated Rights registered hereby has been passed upon for the Company by Steven R. Andrews, Esq., Senior Vice President, Secretary and General Counsel of the Company. Mr. Andrews is a participant in the Company's stock option plan and various other employee benefit plans offered to employees of the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations. Article V of the Company's By-Laws provides for indemnification of any director, officer, employee or agent of the Company, or any person serving in the same capacity in any other enterprise at the request of the Company, under certain circumstances. Article NINTH of the Company's Certificate of Incorporation eliminates the liability of directors of the Company under certain circumstances for breaches of fiduciary duty to the Company and its shareholders.

     Directors and officers of the Company are insured, at the expense of the Company, against certain liabilities which might arise out of their employment and which might not be subject to indemnification under the By-Laws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     Certain documents listed below are incorporated by reference to Exhibits to reports filed by the Company with the Commission pursuant to the requirements of the Securities Exchange Act of 1934. The Company's SEC File Number is 001-15019.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          2.1            Agreement and Plan of Merger, dated as of August 18, 2000, among the Company, Anchor Merger Sub, Inc. and PepsiAmericas is hereby incorporated by reference to Exhibit 2.1 to the
                         Company's Current Report on Form 8-K filed with the
                         Commission on August 23, 2000
          4.1            Certificate of Incorporation of the Company, as amended and restated on May 20, 1999, is hereby incorporated by
                         reference to Exhibit 3a to the Company's Quarterly Report on
                         Form 10-Q for the quarter ended July 3, 1999
          4.2            By-Laws of the Company, as amended and restated on November
                         30, 2000, are hereby incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 8-K filed with the
                         Commission on December 1, 2000
          4.3            Rights Agreement, dated as of May 20, 1999, between the
                         Company and First Chicago Trust Company of New York, is
                         hereby incorporated by reference to Exhibit 4 to the
                         Registration Statement on Form 8-A filed by the Company with the Commission on May 25, 1999
          4.4*           Amendment to Rights Agreement, dated as of August 18, 2000
          4.5**          PepsiAmericas, Inc. 1999 Stock Option Plan
          4.6**          Pepsi-Cola Puerto Rico Bottling Company Qualified Stock
                         Option Plan
          4.7**          Pepsi-Cola Puerto Rico Bottling Company Non-Qualified Stock
                         Option Plan
          4.8**          Pepsi-Cola Puerto Rico Bottling Company Stock Option
                         Agreement
          5*             Opinion of Steven R. Andrews, Esq., as to the legality of
                         the securities being registered
         23.1**          Consent of KPMG LLP
         23.2*           Consent of Steven R. Andrews (included in Exhibit 5 hereto)
         24.1*           Power of Attorney of Directors of the Company

---------------

 * Previously filed.

** Filed herewith.

ITEM 9. UNDERTAKINGS.

     (a) The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rolling Meadows, State of Illinois, on December 19, 2000.

                                            WHITMAN CORPORATION

                                            By:         ROBERT C. POHLAD
                                              ----------------------------------
                                                       Robert C. Pohlad
                                                 Chief Executive Officer and
                                                            Director

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on December 19, 2000.

                      SIGNATURE                                             TITLE
                      ---------                                             -----

                  ROBERT C. POHLAD                      Chief Executive Officer and Director
-----------------------------------------------------     (principal executive officer)
                  Robert C. Pohlad

               G. MICHAEL DURKIN, JR.                   Senior Vice President and Chief Financial
-----------------------------------------------------     Officer (principal financial and accounting
               G. Michael Durkin, Jr.                     officer)

                          *                             Chairman of the Board of Directors
-----------------------------------------------------
                   Archie R. Dykes

                          *                             Director
-----------------------------------------------------
                   Herbert M. Baum

                          *                             Director
-----------------------------------------------------
                  Richard G. Cline

                          *                             Director
-----------------------------------------------------
                  Pierre S. du Pont

                          *                             Director
-----------------------------------------------------
                 Charles W. Gaillard

                          *                             Director
-----------------------------------------------------
                Jarobin Gilbert, Jr.

                          *                             Director
-----------------------------------------------------
                 Victoria B. Jackson

                      SIGNATURE                                             TITLE
                      ---------                                             -----

                          *                             Director
-----------------------------------------------------
                Robert F. Sharpe, Jr.

                          *                             Director
-----------------------------------------------------
                 Karl von der Heyden

               *By: STEVEN R. ANDREWS
  ------------------------------------------------
                  Steven R. Andrews
                  Attorney-in-Fact

                                 EXHIBIT INDEX

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          2.1            Agreement and Plan of Merger, dated as of August 18, 2000, among the Company, Anchor Merger Sub, Inc. and PepsiAmericas is hereby incorporated by reference to Exhibit 2.1 to the
                         Company's Current Report on Form 8-K filed with the
                         Commission on August 23, 2000
          4.1            Certificate of Incorporation of the Company, as amended and restated on May 20, 1999, is hereby incorporated by
                         reference to Exhibit 3a to the Company's Quarterly Report on
                         Form 10-Q for the quarter ended July 3, 1999
          4.2            By-Laws of the Company, as amended and restated on November
                         30, 2000, are hereby incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 8-K filed with the
                         Commission on December 1, 2000
          4.3            Rights Agreement, dated as of May 20, 1999, between the
                         Company and First Chicago Trust Company of New York, is
                         hereby incorporated by reference to Exhibit 4 to the
                         Registration Statement on Form 8-A filed by the Company with the Commission on May 25, 1999
          4.4*           Amendment to Rights Agreement, dated as of August 18, 2000
          4.5**          PepsiAmericas, Inc. 1999 Stock Option Plan
          4.6**          Pepsi-Cola Puerto Rico Bottling Company Qualified Stock
                         Option Plan
          4.7**          Pepsi-Cola Puerto Rico Bottling Company Non-Qualified Stock
                         Option Plan
          4.8**          Pepsi-Cola Puerto Rico Bottling Company Stock Option
                         Agreement
          5*             Opinion of Steven R. Andrews, Esq., as to the legality of
                         the securities being registered
         23.1**          Consent of KPMG LLP
         23.2*           Consent of Steven R. Andrews (included in Exhibit 5 hereto)
         24.1*           Power of Attorney of Directors of the Company

---------------

 * Previously filed.

** Filed herewith.